As filed with the Securities and Exchange Commission
                              on September 30, 1998

                                                       Registration No. 811-7698

          Pursuant to Rule 8b-16 promulgated under Section 8(b) of the
                         Investment Company Act of 1940

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A


                          REGISTRATION STATEMENT UNDER
                     THE INVESTMENT COMPANY ACT OF 1940                |_|
                              Amendment No. 6                          |X|

                       (Check appropriate box or boxes.)

           ----------------------------------------------------------



                      IOWA SCHOOLS JOINT INVESTMENT TRUST
               (Exact Name of Registrant as Specified in Charter)
                               2203 Grand Avenue
                          Des Moines, Iowa 50312-5338
               (Address of Principal Executive Offices)(Zip code)

       Registrant's Telephone Number, Including Area Code: (515) 244-5426



                             Edgar H. Bittle, Esq.
                       Ahlers, Cooney, Dorweiler, Haynie,
                              Smith & Allbee, P.C.
                    100 Court Avenue, Des Moines, Iowa 50309
                    (Name and Address of Agent for Service)

           ----------------------------------------------------------


                        Copies of all communications to:

                              JOHN C. MILES, ESQ.
                            Cline, Williams, Wright,
                              Johnson & Oldfather
                             19th Floor, 233 S. 13th
                            Lincoln, Nebraska 68508

                             EDGAR H. BITTLE, ESQ.
                       Ahlers, Cooney, Dorweiler, Haynie,
                              Smith & Allbee, P.C.
                                100 Court Avenue
                             Des Moines, Iowa 50309

                                  IOWA SCHOOLS
                             JOINT INVESTMENT TRUST
                                     (ISJIT)

      A comprehensive cash management service for Iowa School Corporations










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                              INFORMATION STATEMENT
                               September 30, 1998


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              This booklet provides detailed information about the
                      Iowa Schools Joint Investment Trust.
          Please read it carefully and retain it for future reference.



                                Sponsored by the

                       IOWA ASSOCIATION OF SCHOOL BOARDS

                                    CONTENTS

Section                                                                 Page
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The Iowa Schools Joint Investment (ISJIT).................................3
Cash Management Alternatives
   Diversified Portfolio .................................................3
   Direct Government Obligation Portfolio.................................3
Authorized Investments
   Maximum Current Income.................................................4
Risk and Management of Risk
   Management Policies and Procedures.....................................4
   Maturity of ISJIT Investments..........................................5
   Maintenance of Liquidity...............................................5
   Year 2000 Issues.......................................................5
Investing in ISJIT Portfolios
   Portfolio Investments..................................................5
   Investments by Bank Funds Transfer.....................................5
   Income Distributions...................................................6
Redeeming ISJIT Portfolio Units
   Portfolio Withdrawals..................................................6
Valuing ISJIT Portfolio Trust Units
   Portfolio Transactions.................................................6
   Calculating Yield......................................................7
   Expenses of ISJIT......................................................7
Trustees and Officers.....................................................7
The Advisor...............................................................8
The Administrator.........................................................8
The Custodian.............................................................8
Administrative and Distribution Related Services..........................8
Taxes.....................................................................9
Reports to Participants...................................................9
Declaration of Trust
   Description of Trust Units.............................................9
   Participant Liability..................................................9
   Termination of the Declaration.........................................9
   Amendment of the Declaration ..........................................9
   Withdrawal.............................................................9
   Definitions............................................................9
Legal Counsel and Independent Auditors....................................9
Document Copies...........................................................9
INSTRUCTIONS AND APPLICATION FORM........................................10
INSTRUCTIONS FOR MAKING INVESTMENTS .....................................16
INSTRUCTIONS FOR MAKING WITHDRAWALS......................................16

No person or entity has been authorized to give any information or to make any representations other than those contained in this Information Statement, and, if given or made, such information or representations must not be relied upon as having been authorized by ISJIT, its Trustees, the Investment Advisor, the Administrator, the Custodian, or any agent of ISJIT or the Trustees.

                     THE IOWA SCHOOLS JOINT INVESTMENT TRUST
                                     (ISJIT)

The Iowa Schools Joint Investment Trust ("ISJIT") is a professionally managed common law trust organized and operated as a diversified open-end investment management company and created with the objective of providing Iowa schools (the "Participants") a convenient method for investing their funds in a manner that will maximize current income consistent with safety of principal and the required degree of liquidity.

ISJIT has been established  under Iowa law pursuant to Iowa Code chapter 28E and section 279.29, which authorize Iowa schools to jointly invest moneys pursuant to a joint investment agreement. ISJIT was established by adoption of a Joint Powers Agreement and Declaration of Trust establishing the Iowa Schools Joint Investment Trust as of October l, l986 and amended as of November 1, 1988 and May 1, 1993 (the "Declaration"). An Iowa school corporation whose board of directors is a member of the Iowa Association of School Boards can become a Participant in ISJIT by submitting an application and a certified copy of the form of authorizing resolution contained therein to Iowa Schools Joint Investment Trust, c/o Norwest Bank Iowa, N.A., 666 Walnut, P.O. Box 837, Des Moines, Iowa, 50304-0837. See "Instructions and Application Form".

In the opinion of legal counsel, the interests of beneficial ownership in ISJIT ("Trust Units") are exempt from registration under the Securities Act of l933 and the Iowa Uniform Securities Act. ISJIT, however, is registered as an investment company under the Investment Company Act of 1940 ("1940 Act") pursuant to the requirements of Iowa Code ss. 12B.10.

This Information Statement provides detailed information about ISJIT and its investment and operating policies. Please read it carefully and retain it for future reference. Additional information, a copy of the Declaration, and further assistance regarding becoming a Participant in ISJIT may be obtained by calling the ISJIT toll free number, (800) 872-0l40, or by contacting the Iowa Schools Joint Investment Trust, Norwest Bank Iowa, N.A., 666 Walnut, P.O. Box 837, Des Moines, Iowa 50304-0837. This Information Statement is qualified in its entirety by reference to the text of the Declaration.

                          CASH MANAGEMENT ALTERNATIVES

ISJIT issues two separate series of Trust Units in which Participants may invest, referred to as the Diversified Portfolio and the Direct Government Obligation Portfolio (a "Portfolio" or collectively the "Portfolios").

There are no minimum or maximum investments or limitations on redemptions for either Portfolio. Participants may invest any funds in their custody in either Portfolio. The Portfolios are operated according to investment and accounting standards which are required of bond proceeds subject to arbitrage rebate and which conform to the requirements of Rule 2a-7 under the 1940 Act for "money market funds." Only funds of Participants may be invested in ISJIT.

DIVERSIFIED PORTFOLIO - The Diversified Portfolio is a professionally managed portfolio of U.S. government and Federal Agency securities, collateralized certificates of deposit of Iowa financial institutions and collateralized perfected repurchase agreements as more fully described below. All such securities have final maturities of no greater than 397 days from the date of purchase and the Portfolio maintains a maximum dollar weighted average maturity of 90 days or less.

DIRECT GOVERNMENT OBLIGATION PORTFOLIO - The Direct Government Obligation Portfolio is identical in every respect to the Diversified Portfolio except that it is exclusively invested in direct U.S. government obligations and repurchase agreements collateralized by direct U.S. government obligations, as more fully described below. All such securities have final maturities no greater than 397 days from the date of purchase and the Portfolio maintains a maximum dollar weighted average maturity of 90 days or less. Thus, Participants, which may be required by Iowa law or who may wish to confine their short-term investments to these types of instruments, may do so by investing in the Direct Government Obligation Portfolio.

                             AUTHORIZED INVESTMENTS

The objective of ISJIT, in offering the Diversified and Direct Government Obligation Portfolios, is to provide Participants with daily liquidity and the highest possible investment yield consistent with safety of principal and the maintenance of liquidity.

Subject to the specific investment restrictions of the Portfolios described herein, assets of ISJIT will only be invested in securities specifically permitted for Participants under Iowa law, as it now or in the future exists, including the following types of securities and instruments ("Permitted Investments").

(1) Securities issued or guaranteed as to payment of principal and interest by the U.S. Government. These include, for example, Treasury bills, bonds, and notes which are direct obligations of the U.S. Government.

(2) Obligations issued or guaranteed as to payment of principal and interest by agencies or instrumentalities of the U.S. Government. Such agencies and instrumentalities include, for example, Federal Intermediate Credit Banks, Federal Home Loan Banks, the Federal National Mortgage Association and the Farmers Home Administration. Such securities will include those supported by the full faith and credit of the United States Treasury or the right of the agency or instrumentality to borrow from the Treasury, as well as those supported only by the credit of the issuing agency or instrumentality.

(3) Collateralized perfected repurchase agreements secured by securities in the immediately foregoing categories. A repurchase agreement involves the sale of such securities to ISJIT with the concurrent agreement of the seller to repurchase them at a specified time and price to yield an agreed upon rate of interest. The securities collateralizing the agreement are held in custody and are regularly verified by the ISJIT Custodian and are maintained daily in an amount equal to at least 102 percent of the value of principal and accrued interest of the repurchase agreement.

(4) Collateralized Certificates of Deposit ("CDs") in Iowa financial institutions. Each collateralized CD that ISJIT places with an Iowa institution on behalf of the Participants in ISJIT is insured by the FDIC for the first $100,000 of value. All amounts in excess of $100,000 in any Iowa institution are protected and collateralized as required by Iowa law, including the security provided by the State of Iowa's sinking fund for public deposits.

Every Permitted Investment shall be purchased on a delivery-versus-payment ("DVP") basis. No other settlement procedure shall be allowed.

MAXIMUM CURRENT INCOME - Because of the participation of many Iowa schools in ISJIT and the large pool of funds resulting therefrom, ISJIT can purchase securities in larger denominations, thereby improving yields and reducing transaction costs. ISJIT's size and experience also permits the selection of securities maturing at various times which can enhance average portfolio yields. These strategies, implemented by a full-time professional portfolio manager, will maximize the current returns earned by ISJIT.

Generally, the yields on direct and guaranteed U.S. government obligations are less than those on Federal Agency securities and other Permitted Investments. Thus, the returns earned by Participants that elect to invest in the Direct Government Obligation Portfolio may also be lower.

                           RISK AND MANAGEMENT OF RISK

While investments by ISJIT will be confined to the highest quality securities and instruments with varying short-term maturities, the complete elimination of risk is not possible. It is possible that large redemptions of Trust Units in the Portfolios could necessitate the sale of some Portfolio investments prior to maturity at current market prices. If market values have declined, a reduction in Unit value could result at the time of redemption.

MANAGEMENT POLICIES AND PROCEDURES

Following are the fundamental management policies and procedures for ISJIT. All securities are maintained in separate ISJIT Custodial accounts at Norwest Bank Iowa, N.A., segregated by Portfolio on behalf of ISJIT Participants.

1. ISJIT investment procedures require that each purchase of a security be handled on a DVP basis. Funds for the purchase of an investment shall not be released to the seller until the security is delivered to the ISJIT Custodian. Conversely, a sold security shall not be released to the buyer until funds for the purchase price of the security have been received by the ISJIT custodian.

2. ISJIT investment procedures prohibit "free delivery" transactions. The Custodian shall never release assets from the ISJIT custodial accounts until the funds for the investment are delivered. Prohibiting "free delivery" settlements precludes movement of ISJIT program investments or funds to a third party anywhere.

3. Any material deviation (greater than .5 percent) from the amortized cost of investments shall be promptly reported by the Advisor to the Board of Trustees. If such deviation exceeds .5 percent, the Advisor will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Trust Unit based upon available market quotations.

4. The frequent trading of securities, including day trading for the purpose of realizing short-term gains, the purchase and sale of futures and options to buy or sell authorized investments, reverse repurchase agreements, and other similar speculative or derivative transactions are expressly prohibited.

5. ISJIT may not make any investment other than Permitted Investments authorized by the provisions of the law applicable to the investment of funds by the Participants, as such laws may be amended from time to time.

6. ISJIT may not purchase any Permitted Investment for the Diversified or Direct Government Obligation Portfolios which has a maturity date more than 397 days from the date of purchase unless subject to a perfected repurchase agreement, which such maturity shall be determined as set forth in Rule 2a-7 under the 1940 Act it presently exists or as it may be amended in the future.

7. ISJIT may not purchase any Permitted Investment if the effect of such purchase by ISJIT would be to make the average dollar weighted maturity of either the Diversified or Direct Government Obligation Portfolios greater than ninety (90) days; provided, however, that in making such determination, the maturity of any Permitted Investment shall be determined as set forth under 6 above.

8. ISJIT may not borrow money or incur indebtedness whether or not the proceeds thereof are intended to be used to purchase Permitted Investments;

9.   ISJIT  may  not  make  loans,   provided  that  ISJIT  may  make  Permitted
     Investments;

10. ISJIT may not purchase securities or shares of investment companies or any entities similar to ISJIT.

The restrictions set forth above are fundamental to the operation and activities of ISJIT and may not be changed without the affirmative approval in writing of a majority of the Participants entitled to vote, except that such restrictions may be changed by the Trustees so as to make them more restrictive when necessary to conform the investment program and activities of ISJIT to the laws of the State of Iowa and the United States of America as they may from time to time be amended.

In addition to the fundamental restrictions and procedures set forth above, as a condition of providing services to ISJIT, ISJIT presently requires that the ISJIT Custodian and Investment Advisor maintain fidelity and errors and omissions insurance coverage for ISJIT's benefit for all services provided to ISJIT.

MATURITY OF ISJIT INVESTMENTS

Each of the Portfolios strictly adheres to Iowa law and Rule 2a-7 under the 1940 Act for money market mutual funds, developed to minimize risk that the value of investments in a portfolio might vary. ISJIT investment policy as set forth above presently limits portfolio investments to the following:

1. The remaining maturity of any individual investment may not exceed more than 397 days from the date of purchase, which such maturity shall be determined as set forth in Rule 2a-7 under the 1940 Act as it presently exists or as it may be amended in the future.

2. The maximum dollar weighted average maturity of all ISJIT investments may not exceed 90 days.

3. Investments are monitored daily by its Iowa based Investment Advisor and Administrator to assure that the value of each ISJIT investment does not materially deviate in value from its amortized cost.

MAINTENANCE  OF  LIQUIDITY - ISJIT  investments  in the  Diversified  and Direct
Government Obligation Portfolios will generally be confined to securities maturing at various times within 397 days from the date of purchase as previously described. Because of their relatively short maturities, high quality, and minimal price fluctuations, ready markets will exist for liquidating all securities in which ISJIT will invest.

As a general policy, the Portfolios will hold investments until they mature. However, in an effort to increase yields, ISJIT may sell securities and realize capital gains when there are perceived disparities between maturities for various categories of investments. Summaries of all securities trades are regularly provided to the Board of Trustees by the Advisor.

                                Year 2000 Issues

The Portfolios could be adversely affected if the computer systems (including, without limitation, accounting systems, custom built software, imaging systems, telecommunications systems, and on-line access systems on which the Portfolios rely) are not able to properly process and calculate date-related information and data on and after January 1, 2000. This is commonly known as the "Year 2000 Issue." This Year 2000 Issue may affect mutual funds, financial and business organizations, and individuals around the world. Failure to address the Year 2000 Issue could result in interruptions to and other material adverse effects on the Portfolio's business operations. In order to assure that this does not occur, the Advisor, Administrator, and Custodian shall devote such resources as are necessary to resolve any significant Year 2000 Issues in a timely manner. The ISJIT Advisor, Administrator, and Custodian have commenced a review of the Year 2000 Issue with clients, business partners, and other services providers as it may affect the Portfolios and are taking steps they believe are reasonably designed to address the Year 2000 Issue. Year 2000 Issue compliance testing and changes to ISJIT Advisor, Administrator, Custodian and other service provider computer programs and hardware are underway and are scheduled to be completed by December 31, 1998. Full scale testing and monitoring of computer systems will continue as January 1, 2000 approaches. The Advisor, Administrator, and Custodian have developed contingency plans in case of Year 2000 Issue noncompliance.

                          INVESTING IN ISJIT PORTFOLIOS

PORTFOLIO INVESTMENTS - To become a Participant in ISJIT, the school corporation must adopt the Form A Resolution included in the Instructions and Application Form attached hereto, or otherwise provided by ISJIT. The Resolution authorizes the school corporation to become a Participant, adopts the Declaration, and designates officials of the school corporation authorized to execute transactions with ISJIT. Following adoption of the Resolution, the school corporation must complete and forward to the ISJIT Administrator, Norwest Bank Iowa, N.A., the Investment Trust Application Form B along with the Form A and Form A Certificate. See "Instructions and Application Form".

Investments may be made in the Diversified or Direct Government Obligation Portfolio at the net asset value per Unit next determined after an investment order has been received. The net asset value of Portfolio Units is determined once daily at the close of the New York Stock Exchange (currently 3:00 p.m., Des Moines time).

INVESTMENTS BY BANK FUNDS TRANSFER - A Participant may authorize Norwest Bank Iowa, N.A., as ISJIT Administrator, to cause moneys to be transferred, by means of the Iowa Automated Clearinghouse System ("ACH"), from the Participant's local bank to ISJIT. The Participant may also have its local bank wire federal funds directly to Norwest Bank Iowa, N.A., all as indicated herein.


A Participant has the ability to invest in a Portfolio by the following methods:

(1) An authorized official may telephone ISJIT at (800) 872-0140 and furnish the school's name, name of person calling, the ISJIT account number, the amount being invested, and the account number from which the funds are to be transferred. A request for the ISJIT investment to be transferred by ACH must be made by 2:00 p.m.

(2) To make an investment by wire transfer, an authorized official must notify an ISJIT representative by 10:00 a.m., furnishing the information described above. The Participant must also instruct its local financial institution to wire funds to the ISJIT Custodian with the following instructions:

     Norwest Bank Iowa, N.A., Des Moines
     ABA #073000228
     Credit #405200
     Iowa Schools Joint Investment Trust
     (Further credit to Participant Name and ISJIT account number)

(3) A Participant may invest in ISJIT Portfolio Units by mailing a check or other bank draft to the ISJIT Administrator, Norwest Bank Iowa, N.A., Iowa Schools Joint Investment Trust, 666 Walnut, P.O. Box 837, Des Moines, Iowa 50304-0837. Until the check has been converted into federal funds, the investment order will not be accepted, and no income will be earned on the investment until that time.

INCOME DISTRIBUTIONS - Net income for each Portfolio of ISJIT is declared each business day for Participants of record immediately before 3:00 p.m. Des Moines time. Income distributions are accrued to Participants' accounts daily and reinvested in additional Trust Units monthly for compounded interest. Total distributions for the previous month are credited to Participants' Diversified Portfolio accounts by the first business day of each month and Participants' DGO Portfolio accounts by the second business day of each month. Distributions are automatically reinvested in ISJIT Portfolio Trust Units unless cash payment has been requested. Cash payments, if requested, will be made monthly. If a Participant redeems the entire amount in its account during the month, income distributions accrued to the account from the beginning of the month through the date of redemption are paid into the account the first business day of the following month.

                      REDEEMING ISJIT PORTFOLIO TRUST UNITS

PORTFOLIO WITHDRAWALS - ISJIT Portfolio Trust Units may be redeemed on any day on which the New York Stock Exchange is open for trading, on which the Administrator computes the net asset value of the ISJIT Portfolios and which is not a federal holiday or a holiday officially observed by commercial banks in Iowa. ISJIT Portfolio Trust Units will be redeemed at the net asset value next determined after a withdrawal request in good order is received by the Administrator at offices in Des Moines.

Proceeds from the redemption of ISJIT Portfolio Trust Units will be transmitted to the Participant's local financial institution by means of the ACH System or by the federal reserve wire system. No charge will be made for the ACH transfer of Participant's funds; however, local financial institutions may reserve the right to charge for an incoming wire transfer. Proceeds can also be paid by check to the registered Participant and mailed to the Participant's address of record.

Proceeds from the redemption of ISJIT Portfolio Trust Units which have been paid for by check may not be transmitted to the Participant's financial institution by wire for up to a maximum of 7 days after the ISJIT Administrator has been informed that the Participant's check has cleared, but in no event for more than 15 days after the Units have been issued and outstanding.

A Participant has the ability to redeem ISJIT Portfolio Trust Units by the following methods:

(1) An authorized official may redeem ISJIT Portfolio Trust Units by telephoning (800) 872-0140 and furnishing the school district's name, name of person calling, the ISJIT account number, the amount to be withdrawn, and the account number to which the funds are to be transferred. A request for the ISJIT withdrawal to be transferred by the Automated Clearing House System (ACH), which will be transferred the next business day, must be made by 2:00 p.m.

(2) To redeem ISJIT Portfolio Trust Units by wire transfer to be effective the same day, an ISJIT representative must be notified by 10:00 a.m. by a Participant's Authorized Official. The Participant must instruct the ISJIT representative to wire funds to its local financial institution. The Participant must provide the wiring instructions, including the local financial institution name, location, account number, and name and telephone number of a contact person at that financial institution.

(3) A Participant may redeem all or a portion of its ISJIT Portfolio Trust Units by instructing the Administrator by letter mailed to the following address: Iowa Schools Joint Investment Trust, c/o Norwest Bank Iowa, N.A., 666 Walnut, P.O. Box 837, Des Moines, Iowa, 50304-0837. This redemption request must be in good order indicating the dollar amount or number of ISJIT Portfolio Trust Units to be redeemed, the method of redemption (i.e., ACH, check) and signed by an authorized official of the school.

                       VALUING ISJIT PORTFOLIO TRUST UNITS

The net asset value of ISJIT Portfolio Trust Units is determined once each day, as of the close of the New York Stock Exchange (currently 3:00 p.m. Des Moines time). Except for federal holidays, such other holidays that are officially observed by commercial banks in Iowa, and days on which no investments in or redemption of ISJIT Trust Units occur, the Administrator will compute the ISJIT Portfolio's net asset value on each day the New York Stock Exchange is open for trading or when there is a sufficient volume of trading which might materially affect the net asset value of the securities held by the Portfolios. The net asset value of each Portfolio Trust Unit is computed by adding the value of all securities and other assets (including income receivable), subtracting liabilities (including accrued expenses) attributable to each Portfolio and dividing by the number of Trust Units of each Portfolio outstanding.

The ISJIT Administrator will compute the net asset value of Portfolio Trust Units by using the amortized cost method for valuing securities. Under the amortized cost method a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight line basis to maturity, regardless of fluctuating interest rates or the market value of the security. However, the Advisor will establish procedures to stabilize the net asset value of Trust Units at $l.00 per Trust Unit. These procedures include a review by the Advisor as to the extent of the deviation of net asset value based upon available market quotations from the Portfolio's $l.00 amortized cost per value unit. If such deviation exceeds .5 percent, the Advisor will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to Participants. Such action may include redemption of Portfolio Trust Units in kind, selling portfolio securities prior to maturity, withholding distributions or utilizing a net asset value per Portfolio Trust Unit based upon available market quotations. If, and only if, the Trustees, with the advice of the Advisor, shall determine that the amortized cost method of determining the net asset value of Portfolio Trust Units no longer represents a fair method of valuation, the Trustees may either permit such net asset value to fluctuate or may reflect the fair value thereof in the number of Trust Units allocated to each Participant.

PORTFOLIO TRANSACTIONS - Subject to policies set by the Trustees, the Advisor is authorized to determine, consistent with the ISJIT investment objectives and policies, which securities will be purchased, sold and held by ISJIT. Most of the securities will be purchased on a principal basis directly from the issuer, from banks, underwriters or market makers and, thus, will not involve payment of a brokerage commission. Such purchases may include a discount, concession or mark-up retained by an underwriter or dealer. The Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of securities and is directed to use its best efforts to obtain the best available price and most favorable execution on brokerage transactions. Some of the transactions may be directed to brokers or dealers who furnish special research and statistical information or services rendered in the execution of orders.

CALCULATING YIELD - The yield on Trust Units (a 7-calendar-day historical yield) is calculated by first dividing the average daily net income per Portfolio Trust Unit for that 7-day period by the average daily net asset value per Trust Unit for the same period. This return is then annualized by multiplying the result times 365. The yield for the 7-day period ended June 30, 1998, for ISJIT and ISJIT DGO was 5.04% and 5.00%, respectively.

EXPENSES OF ISJIT - Under separate agreements with ISJIT, the Advisor, the Administrator and the Custodian each is paid an annual fee for its services. Fees are paid from each portfolio according to the schedule illustrated on the following page:

                              DIVERSIFIED PORTFOLIO

     Average Daily               Custodian    Administrator   Advisor
     Net Asset Amount               Fee            Fee          Fee
     ----------------               ---            ---          ---

     Less than $150 million        .050%         .175%         .250%
     For additional amounts
      up to $200 million           .045%         .165%         .225%
     For amounts greater than
      $200 million                 .040%         .150%         .225%


                                  DGO PORTFOLIO

     Average Daily               Custodian  Administrator     Advisor
     Net Asset Amount               Fee          Fee            Fee
     ----------------               ---          ---            ---

     Less than $150 million        .050%         .275%         .150%
     For additional amounts
      up to $200 million           .045%         .265%         .125%
     For amounts greater than
      $200 million                 .040%         .250%         .125%

These fees are based upon the average daily net assets of the respective Portfolios and are accrued daily and paid monthly.

ISJIT also pays the operating expenses incurred directly by ISJIT and its Trustees in connection with the discharge of their duties. These expenses include initial and on-going legal fees, auditing fees, out-of-pocket expenses of Trustees, and the cost of printing, mailing and other services performed independently by ISJIT. Payment of all operating expenses are accrued daily and are estimated at the annual rate of 0.03 percent of average daily net assets.

Pursuant to the Trust's Rule 12b-1 Plan, a Participant service fee computed at the annual rate of 0.10 percent of the average daily net assets of the Portfolios is payable to the Iowa Association of School Boards ("IASB"). The fee is paid for administrative services provided by IASB to ISJIT, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, maintaining Trust records and providing marketing services.

Expenses directly attributable to a Portfolio are accrued against the respective Portfolio. Expenses not attributable to a particular Portfolio ("general expenses") are allocated to the Portfolios pro rata based upon the relative net asset value of the Portfolios.

For the fiscal year ending June 30, 1998, total expenses of the Portfolios amounted to 0.60 percent and 0.61 percent, respectively, of the Diversified and Direct Government Obligation Portfolios' average daily net assets.

These fees and operating expenses are subject to adjustment and renegotiation as determined by the Board of Trustees and the terms of the contracts with the service providers.

                              TRUSTEES AND OFFICERS

The Board of Trustees has full and complete control over the business and assets of ISJIT, subject to the rights of ISJIT Participants as provided in the Declaration.

There are six voting members of the Board of Trustees. As of September 9, 1998, there is one vacancy on the Board of Trustees. Ronald M. Rice, the Executive Director of the Iowa Association of School Boards, Inc. serves as an ex officio nonvoting member of the Board of Trustees and, pursuant to the By-laws, is Secretary for the Board. The Assistant Secretary is Robert M. Huckleberry, Director of Finance of the Iowa Association of School Boards, Inc. The names, affiliations and positions of the Board members are set forth below:

     NAME                 AFFILIATION            POSITION

Dean Borg                  Mount Vernon          Chairperson
Richard VandeKieft         Cedar Falls           Vice Chairperson
Gary D. Bengtson           Carroll               Treasurer
Barb Grohe                 Iowa City             Member
Don Williams               Villisca              Member


Of the six voting Trustees, four Trustees must be persons who are school board members and members of the board of directors of the Iowa Association of School Boards; one must be a school superintendent; and one must be a school business official. The Chairman, Vice Chairman, and Secretary serve on an Executive Committee. The Executive Committee may exercise all of the authority of the Board of Trustees except that the Executive Committee cannot create a new portfolio or series of units or change investment policies. Ex Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of ISJIT. The Trustees have legal title to the assets of ISJIT for the benefit of the Participants. In their capacity, the Trustees function on behalf of the Participants, as the agents and fiduciaries of the Participants, to implement and administer the Declaration, as an agreement among the Participants.

Trustees are elected to terms with staggered, annual expiration dates over three years. In each year, the Trustees will elect two Trustees to serve for a term of three years. The Declaration provides that two-thirds of the Trustees may, at any time, remove a Trustee from office for cause.

If at any time a Trustee is associated as a school board member, a school superintendent or a school business official, with a school which ceases to be a Participant, such Trustee must resign.

No Trustee (whether voting or non-voting) of ISJIT will receive any compensation from ISJIT, the Advisor, Administrator or Custodian for his or her services. ISJIT will reimburse the Trustees for their reasonable expenses incurred on behalf of ISJIT.

ISJIT refers to the Trustees in their capacity collectively as Trustees and not individually or personally. All persons dealing with ISJIT must look solely to the ISJIT assets for the enforcement of claims against ISJIT. The Trustees, officers and Participants do not assume any liability for obligations entered into on behalf of ISJIT. The Declaration shall not create any right, title, privilege or entitlement in any person, corporation or other legal entity except a Participant and a Person that has a direct and written contract with ISJIT. The terms and conditions of the Declaration are not intended to and shall not be construed to create any cause of action, legal or equitable, in any Person against the Participants, Trustees, officers, employees or agents of ISJIT, except as is provided by specific language in the Declaration or by specific language in written agreements or contracts entered into by the Trustees in implementing ISJIT. It is not intended and the terms of the Declaration shall not be construed so that any breach thereof by Participants, Trustees, officers, employees or agents of ISJIT creates an action at common law, tort, contract or otherwise.

A Trustee is not personally liable for a claim based upon an act or omission of the Trustee performed in the discharge of the Trustee's duties, except for acts or omissions which involve intentional misconduct or knowing violation of the law or for a transaction from which the Trustee derives an improper personal benefit.

The Trustees are responsible for the management of ISJIT, the conduct of its affairs, and the management and distribution of ISJIT assets. However, the Trustees are not required personally to conduct all of the affairs of ISJIT. Consistent with their responsibility, the Trustees have appointed an Advisor, an Administrator, and Custodian and have assigned to them such duties as the Trustees have deemed appropriate with regard to the investment, administration, record keeping, and custody of moneys and investments of ISJIT.

                                   THE ADVISOR

Investors Management Group (IMG), 2203 Grand Avenue, Des Moines, Iowa 50312-5338, an investment advisor registered under the Investment Company Act of 1940, serves as the ISJIT Investment Advisor, pursuant to an Advisor Agreement. IMG, a wholly-owned subsidiary of AMCORE Financial Inc., was organized in 1982. Since then, the firm's principal business has been providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, individuals and others. As of June 30, 1998, IMG had approximately $3.9 billion in equity, fixed income and money market assets under management. The Trust has been managed by Kathryn D. Beyer, CFA, Managing Director since 1993. Ms. Beyer is a fixed income strategist and is a member of IMG's Investment Policy Committee. Her experience includes serving as a securities analyst and director of mortgage-backed securities for Central Life Assurance Company. She received her Master of Business Administration from Drake University and her Bachelor of Science degree in agricultural engineering from Iowa State University. The Advisor furnishes ISJIT with advice with respect to ISJIT operations and the investment of its assets, subject to and in conformity with the Declaration and the policies adopted by the Board of Trustees. The ISJIT agreement with the Advisor is approved annually by the Trustees, not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until September 30, 2000, and thereafter as approved by the Trustees. For the fiscal year ended June 30, 1998, fees paid by ISJIT and ISJIT DGO to IMG for investment advisory services amounted to $257,795 and $44,965 respectively, or approximately 0.15 percent of each Fund's average net assets.

                                THE ADMINISTRATOR

Pursuant to an Administrator Agreement, Norwest Bank Iowa, N.A., 666 Walnut Street, P. O. Box 837, Des Moines, Iowa 50304-0837, has been retained as Administrator of ISJIT. The Administrator provides daily account services to Participants; determines and allocates income of ISJIT; administers all Portfolio Unit transactions and purchases and sales associated with the Fixed Term Program; provides administrative personnel, equipment and office space to ISJIT; determines the net asset value of ISJIT on a daily basis; and performs all related administrative services for ISJIT. The ISJIT agreement with the Administrator is approved annually by the Trustees, not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until September 30, 2000, and thereafter as approved by the Trustees.

                                  THE CUSTODIAN

Norwest Bank Iowa, N.A., 666 Walnut, P.O. Box 837, Des Moines, Iowa 50304-0837, acts as Custodian for ISJIT pursuant to a Custodian Agreement. The Custodian will hold in a separate account all investment instruments and moneys, including cash received for each Portfolio. Subject to the terms and conditions of the Custodian Agreement, the Custodian may register or transfer assets of ISJIT into the Custodian's name or the name of a nominee or nominees provided that the books and records of the Custodian at all times show that such accounts are a part of ISJIT. All ISJIT security transactions are handled on the basis of delivery versus payment of the Custodian or its nominee or nominees. The ISJIT agreement with the Custodian is approved annually by the Trustees, not assignable, and is cancelable on 60 days notice by either party without penalty. It will remain in effect until September 30, 2000, and thereafter as approved by the Trustees.

                         ADMINISTRATIVE AND DISTRIBUTION
                                RELATED SERVICES

The Trust has adopted a Rule 12b-1 Plan ("Plan") which permits the Trust to pay for certain distribution related expenses. Under the Plan, the Trust pays the Iowa Association of School Boards, ("IASB"), a fee at the annual rate of 0.10 percent of average net assets for providing to the Trust various administrative services, including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing marketing assistance, providing the Board of Trustees various reports thereon, and maintaining Trust records. IASB was instrumental in facilitating the establishment of the Trust which was and is intended to assist Iowa schools in cash management, thereby lessening the burdens of government. The Executive Director of IASB serves as Secretary of ISJIT. The Plan is approved annually by the Trustees only after careful consideration of whether there is a reasonable likelihood that the Plan will benefit the Trust and the Participants.

                                      TAXES

Counsel for ISJIT is of the opinion that ISJIT is not subject to Federal or Iowa income tax and that distributions received by Participants are not taxable to them.

                             REPORTS TO PARTICIPANTS

Participants receive an "advice of activity" confirming all transactions processed. Participants will receive a monthly statement summarizing all activity on each account opened with ISJIT. This statement will include a list of all investments currently held by ISJIT for the Participant. In addition, Participants will be provided monthly performance information illustrating historical investment performance and yield. ISJIT will issue unaudited semi-annual reports which will include a list of securities owned by ISJIT and complete financial statements. It will also issue an annual report containing a financial report audited by the ISJIT independent auditors, KPMG Peat Marwick LLP.

                              DECLARATION OF TRUST

ISJIT was established as of October 1, 1986, as a common law trust under the laws of the State of Iowa by the adoption and execution of a Joint Powers Agreement and Declaration by the Iowa Association of School Boards, the
Southeast  Polk  Community  School  District  and  the  Pella  Community  School
District, which served as the initial Participants. Additional Iowa schools (including 28E organizations) whose boards of directors are members in good standing of the Iowa Association of School Boards, Inc., may become Participants in the manner described in this Information Statement. The Declaration was amended November 1, 1988 and May 1, 1993, and restated as of May 1, 1993.

Each potential Participant is given a copy of the Declaration before it becomes a Participant. The summary of the Declaration given herein is qualified in its entirety by reference to the full text of the Declaration.

Description of Trust Units. The Declaration authorizes an unlimited number of full and fractional Trust Units which may be issued in series. All Trust Units of each series participate equally in the allocation of distributions and have equal liquidation and other rights pertaining to that series. The Trust Units have no conversion, exchange or preemptive rights.

For all matters requiring a vote of Participants, each Participant is entitled to one vote with respect to each matter. It is not necessary for a Participant to hold any minimum number of Trust Units to be entitled to vote. Participants are not entitled to cumulative voting.

No Trust Units may be transferred to any transferee other than ISJIT itself at the time of redemption.

PARTICIPANT LIABILITY - The Declaration provides that Participants will not be subject to any liability whatsoever in tort, contract or otherwise to any other person or persons in connection with ISJIT property or the affairs of ISJIT. Any Participant made a party to any suit or proceedings to assert or enforce any such liability shall not on account thereof be held to any personal liability.

TERMINATION OF THE DECLARATION - ISJIT may be terminated by the affirmative vote of a majority of Participants entitled to vote at any meeting of Participants or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by not less than a majority of the Participants entitled to vote.

AMENDMENT OF THE DECLARATION - The Declaration may be amended at any meeting of Participants or by an instrument or instruments in writing, by the affirmative vote or signed approval of a majority of the Participants. The Trustees, from time to time, by a two-thirds vote of the Trustees and after fifteen days prior written notice to the Participants, may amend the Declaration without the vote or consent of the Participants, to the extent they deem necessary to conform the Declaration to the requirements of applicable laws or regulations, or any interpretation thereof by a court or other governmental agency; but the Trustees shall not be liable for failing to do so.

WITHDRAWAL - A Participant may withdraw from ISJIT at any time by notifying the Trustees as specified in the Declaration.

DEFINITIONS - Unless otherwise expressly defined herein, words that are capitalized in this Information Statement have the meaning defined in the Joint Powers Agreement and Declaration.

                     LEGAL COUNSEL AND INDEPENDENT AUDITORS

Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., 100 Court Avenue, Des Moines, Iowa 50309, serves as general counsel to ISJIT.

KPMG Peat Marwick LLP, 2500 Ruan Center, Des Moines, Iowa 50309, serves as the ISJIT independent auditors.

                                 DOCUMENT COPIES

Copies of the Joint Powers Agreement and Declaration, the Advisor Agreement, the Administrator Agreement and the Custodian Agreement can be obtained from the ISJIT Administrator, Norwest Bank Iowa, N.A., 666 Walnut, P.O. Box 837, Des Moines, Iowa 50304-0837.

                       INSTRUCTIONS AND APPLICATION FORM

HOW TO OPEN ACCOUNTS WITH THE IOWA SCHOOLS JOINT INVESTMENT TRUST (ISJIT)

Any Iowa School Corporation (or 28E organizations whose members are Iowa School Corporations) whose board of directors are members in good standing with the Iowa Association of School Boards, Inc., may join ISJIT as a "Participant" and take full advantage of its investment programs.

A SCHOOL CORPORATION (OR 28E ORGANIZATION) THAT WISHES TO OPEN AN ACCOUNT WITH ISJIT AND BECOME A PARTICIPANT SHOULD COMPLETE FORMS A AND B.

FORM A (Model Resolution)

The board of directors of the School Corporation or 28E organization must adopt a resolution in the form as provided by the model resolution. The adopted resolution must be certified using the certificate provided. The resolution authorizes the School Corporation to become a Participant of ISJIT and adopts the Joint Powers Agreement and Declaration. It also designates the officials of the School Corporation authorized to effect transactions with ISJIT. Form A must be completed with the School Corporation name, the names, titles and signatures of authorizing officials, the signatures of the board president and secretary and a certification signed and notarized by the board secretary. Form A and the certificate are to be sent with Form B to the Administrator, Norwest Bank Iowa, N.A. at the address given herein. The school must include a copy of the resolution along with a copy of the Joint Powers Agreement and Declaration in the minutes of the meeting at which the resolution is approved.

FORM B (Application Form)

This form must be completed and signed by a school official authorized by board resolution to transact business with ISJIT. Form B provides all applicable information about the School Corporation and the local depository bank. After an application is received by the ISJIT Administrator, it will take approximately two days to open an account and assign an account number. Once the account is open, the Participant may make its initial investment according to the "Instructions for Investment and Withdrawals" given at the back of this publication. Supplemental Form B should be used for opening additional accounts.

For more information regarding the opening of an account or the use of automated
clearinghouse   transfer,   please  call  the  ISJIT   Administrator   toll-free
(800)872-0140.

NOTE: All completed forms should be mailed to the ISJIT Administrator at the following address:


                  Iowa Schools Joint Investment Trust
                  c/o Norwest Bank Iowa, N.A.
                  666 Walnut, P.O. Box 837
                  Des Moines, Iowa  50304-0837

                   IOWA SCHOOLS JOINT INVESTMENT TRUST (ISJIT)
                                   RESOLUTION

FORM A                                      DATE _______________________________


The Board of Directors (the "Board") of the ____________________________________
(the "School Corporation"), met in _________________________(regular or special) session, at the _______________________________________________________________,
_________________, Iowa at _____________ o'clock, on the above date. There were present, President __________________________, in the chair, and the following named Board Members:

________________________  __________________________  _________________________

________________________  __________________________  _________________________

________________________  __________________________  _________________________

       Absent: ___________________________  _____________________________

       Director ____________________________ introduced the following resolution entitled "Resolution Authorizing the Adoption of a Joint Powers Agreement and Declaration for the Iowa Schools Joint Investment Trust ("ISJIT") and Authorizing Participation Therein," and moved its adoption. Director __________ seconded the motion to adopt. The roll was called and the vote was:

       Ayes: _____________________________  Nays: ____________________________


                    RESOLUTION AUTHORIZING THE APPROVAL OF A
                 JOINT POWERS AGREEMENT AND DECLARATION OF TRUST
                   FOR THE IOWA SCHOOLS JOINT INVESTMENT TRUST
                      AND AUTHORIZING PARTICIPATION THEREIN


       WHEREAS, the Iowa Association of School Boards, Inc., is a nonprofit corporation organized and existing under the laws of the State of Iowa; the Pella Community School District and the Southeast Polk Community School District in the State of Iowa are municipal corporations and political subdivisions organized under and by virtue of the laws and Constitution of the State of Iowa; and

       WHEREAS, the Iowa Association of School Boards, Inc., the Pella Community School District and the Southeast Polk Community School District have approved the Joint Powers Agreement and Declaration and have established the Iowa Schools Joint Investment Trust as of October 1, 1986; and

       WHEREAS, Iowa Code section 28E.1 permits political subdivisions to make efficient use of their powers enabling them to provide joint services with other agencies and to cooperate in other ways of mutual advantage, and to exercise and enjoy jointly any powers, privileges or authority exercised or capable of being exercised by the School Corporation with any other school corporation or public agency of this state or private agencies for joint or cooperative action; and

       WHEREAS, Iowa Code section 279.29 empowers school corporations to invest their moneys pursuant to a joint investment agreement; and

       WHEREAS, this Board desires to adopt and enter into the Joint Powers Agreement and Declaration as amended, and it is in the best interest of this School Corporation to participate in the Iowa Schools Joint Investment Trust for the purpose of the joint investment of this School Corporation's moneys with other school corporations so as to enhance investment earnings accruing to each; and

       WHEREAS, this Board deems it to be advisable for this School Corporation to make use of the Fixed Term Automated Investment Program available to Participants of ISJIT;

NOW, THEREFORE, BE IT RESOLVED:

       Section 1. The Joint Powers Agreement and Declaration is approved and adopted. This School Corporation joins with the other school corporations in accordance with the Joint Powers Agreement and Declaration as amended, which is incorporated herein by reference with the same effect as if it had been set out verbatim in this Resolution. A copy of the Joint Powers Agreement and Declaration as amended is filed in the minutes of this meeting. The President and Secretary of this Board are authorized and directed to take actions and execute documents necessary to effect the entry of this School Corporation into the Declaration to carry out the intent and purposes of this Resolution.

       Section 2. This School Corporation is hereby authorized to invest its available moneys from time to time and to withdraw such moneys from time to time in accordance with the provisions of the Joint Powers Agreement and Declaration and the Fixed Term Automated Investment Program of ISJIT.

       Section 3. The following officers and officials of this School Corporation and their respective successors in office, are designated as "Authorized Officials", with full power and authority to invest and withdraw moneys of this School Corporation in accordance with the Joint Powers Agreement and Declaration and pursuant to the Fixed Term Automated Investment Program of ISJIT. The Board Secretary must notify ISJIT of any changes in Authorized Officials in accordance with procedures established by ISJIT.

  ________________________     _______________________     ___________________
        PRINTED NAME                SIGNATURE                    TITLE


  ________________________     _______________________     ___________________
        PRINTED NAME                SIGNATURE                    TITLE


  ________________________     _______________________     ___________________
        PRINTED NAME                SIGNATURE                    TITLE

       Section 4. Payment for Fixed Term Automated Investments is authorized to be made from the School Corporation's designated ISJIT Account. Interest and principal payments of investments shall be credited to the School Corporation's designated ISJIT account. Fixed Term Automated Investments shall be held by the Custodian in the name of ISJIT for the account of the School Corporation.

       Section 5. The Trustees of ISJIT are designated as having official custody of this School Corporation's moneys, which are invested in accordance with the Joint Powers Agreement and Declaration and any moneys invested in accordance with ISJIT's Fixed Term Automated Investment Program.

       Section 6. ISJIT is authorized to designate and name depositories and to file Form CPE-31019, to execute documents, and to take necessary actions to purchase and make payment, sell, secure, or take payment of principal and interest. Certificates of Deposit must be purchased only from financial institutions designated by ISJIT, which are approved depositories as prescribed in Iowa Code chapter 573.

       Section 7. Authorization is given for members of this Board and officials of this School Corporation to serve as Trustees of ISJIT from time to time, if selected, pursuant to the provisions of the Joint Powers Agreement and Declaration.

       Section 8. Unless otherwise expressly defined herein, words that are capitalized in this Resolution have the meanings defined in the Joint Powers Agreement and Declaration.

Passed and approved this ______ day of _________________________, 19_____.


                                                      __________________________
                                                             PRESIDENT

ATTEST: _________________________________
                   SECRETARY



Mail one original copy of this form and the secretary's certification along with FORM B to ISJIT Administrator:

          Iowa Schools Joint Investment Trust, Norwest Bank Iowa, N.A.
              666 Walnut, P.O. Box 837, Des Moines, Iowa 50304-0837

                       IOWA SCHOOLS JOINT INVESTMENT TRUST


FORM A CERTIFICATE


STATE OF IOWA                      )
                                   ) SS:
COUNTY OF                          )


       I, the undersigned Secretary of  _______________________________________,
State of Iowa, certify that attached is a complete copy of the records of this School Corporation, and the same is a complete copy of the action taken by the Board of Directors with respect to this matter at the meeting held on this date; these proceedings remain in full force and effect and have not been amended or rescinded in any way; that the meeting and all action was publicly held in accordance with a Notice of Public Meetings and tentative agenda, a copy of which was timely served on each member of the Board and posted on a bulletin board or other prominent place easily accessible to the public and clearly designated for that purpose, at the principal office of the School Corporation and in accordance with the provisions of Iowa Code chapter 21, with at least 24 hours advance notice to the public and media as required by law and with members of the public present in attendance.

       I further certify that the individuals named were on this date lawfully possessed of their respective offices as indicated, that no vacancy existed except as may be stated in these proceedings, and that no controversy or litigation is pending, prayed or threatened involving the incorporation, organization, existence or boundaries of the School Corporation or the right of the individuals named as officers to their respective positions.


       Witness my hand hereto affixed this ________ day of ____________________, 19____.




                                                 By ___________________________
                                                              SECRETARY




       Subscribed and sworn to before me on the ________ day of ______________, 19__________ .




                                                  _____________________________
                                                           NOTARY PUBLIC

                       IOWA SCHOOLS JOINT INVESTMENT TRUST
                                APPLICATION FORM
FORM B
--------------------------------------------------------------------------------
I.     BASIC INFORMATION

       Name of School Corporation

       Mailing Address

       Contact Person and Title             ____________________________________

       Telephone Number (_____)   ________________

--------------------------------------------------------------------------------
II.    ISJIT ACCOUNT INFORMATION

       Authority is given to Norwest Bank Iowa, N.A., as ISJIT Administrator, to open the following Account(s).
       _________________________________________________________________________
       Name to appear on this Account (e.g. General Fund, Schoolhouse Fund, etc.)

       Name of local depository for funds transfer

       City

       Telephone Number (_____)

       Depository Account Number to be accessed
       Checking [ ]       Savings [ ]

                  (FOR YOUR PROTECTION, EACH ISJIT ACCOUNT MAY
                      ACCESS ONLY ONE DEPOSITORY ACCOUNT.)

Local depository ABA Routing Number:        ____________________________________

             (THIS CAN BE OBTAINED FROM THE BOTTOM OF A BLANK CHECK
                         OR BY CALLING YOUR DEPOSITORY.)
          **TO OPEN ADDITIONAL ISJIT ACCOUNTS USE SUPPLEMENTAL FORM B**

--------------------------------------------------------------------------------
III.   Deposit/Withdrawal Information and Authorization
       Authorization   is  given  to   Norwest   Bank  Iowa,   N.A.,   as  ISJIT
       Administrator, to honor any request believed to be authentic for investment to or withdrawal from the ISJIT Accounts. Moneys will be transferred only upon telephone, written or personal notice from an authorized official of the School Corporation. Upon notification, Norwest Bank Iowa, N.A., will initiate debit and credit entries to the local
       depository   account(s)  indicated  and  the  local  depository(ies)  are authorized to further debit and credit the same to the accounts(s). Transfer must be made by Automated Clearinghouse Transfer (ACH), if available, unless otherwise directed by the School Corporation. There is no direct charge for ACH transfers.

IV.    Information Statement and Declaration
       It is certified that the School Corporation has received a copy of the Information Statement of ISJIT and a copy of the Joint Powers Agreement and Declaration and agrees to be bound by the terms of such documents.

V.     Effectiveness of Application Form
       The information, certifications and authorizations set forth on this application form remain in full force and effect until the ISJIT Administrator receives written notification of a change.

VI.    Application Signature
       Application is made and executed this _____ day of ____________ ,  19___.

       Name: ____________________________     Title: ___________________________

       Signature ________________________________


THIS APPLICATION FORM MUST BE SIGNED BY A SCHOOL OFFICIAL AUTHORIZED BY BOARD RESOLUTION TO TRANSACT BUSINESS WITH ISJIT. (SEE RESOLUTION FORM A FOR
AUTHORIZED OFFICIALS). MAIL THIS FORM ALONG WITH FORM A TO THE ISJIT ADMINISTRATOR.

--------------------------------------------------------------------------------

SUPPLEMENTAL FORM B

                   TO BE USED FOR OPENING ADDITIONAL ACCOUNTS
                       IOWA SCHOOLS JOINT INVESTMENT TRUST



School Corporation _______________________________________________


                            ISJIT Account Information

Authority is given to Norwest Bank Iowa, as ISJIT Administrator, to open the following Account(s).
--------------------------------------------------------------------------------

Name to appear on this Account (e.g. General Fund, Schoolhouse Fund, etc.)



Name of local depository for funds transfer

City                             ________________

Telephone Number (_____) ________________________

Depository Account Number to be accessed    ____________________________________

       Checking [ ]         Savings [ ]

       (For your protection, each ISJIT Account may access only one depository account.)

Local depository ABA Routing Number:        ____________________________________
                                    (This can be obtained from the bottom of a
                                     blank check or by calling your depository.)

--------------------------------------------------------------------------------
Name to appear on this Account (e.g. General Fund, Schoolhouse Fund, etc.)

                                                                               _

Name of local depository for funds transfer

City                             __________

Telephone Number (_____)

Depository Account Number to be accessed    ____________________________________

       Checking [ ]    Savings [ ]
       (For your protection, each ISJIT Account may access only one depository account.)

Local depository ABA Routing Number:        ____________________________________
                                    (This can be obtained from the bottom of a
                                     blank check or by calling your depository.)


                                    ____________________________________________
                                            Signature of Authorized Official


                          This form may be photocopied

                                INSTRUCTIONS FOR
                               MAKING INVESTMENTS

TO MAKE AN INVESTMENT BY AUTOMATED CLEARINGHOUSE (ACH) DEBIT:
(Interest always begins the following business day)

1. Call (800)872-0140 prior to 2:00 p.m. and an ISJIT representative will answer - "Iowa Schools Cash Management."

2. Say: "This is (Your Name) with ___________ School Corporation, ISJIT account number ___________, with an ACH Investment, in the amount of $___________. My local checking/savings account number is ___________."

3. The ISJIT representative will repeat the information given and acknowledge that the Investment is accepted.

NOTE: NOTICE MUST BE RECEIVED PRIOR TO 2:00 P.M. TO BEGIN EARNING INTEREST THE NEXT BUSINESS DAY.

TO MAKE AN INVESTMENT BY WIRING MONEYS:
(Interest begins same day)

1. Call (800)872-0140 prior to 10:00 a.m. and an ISJIT representative will answer - "Iowa Schools Cash Management."

2. Say: "This is (Your Name) with ___________ School Corporation, ISJIT account number ____________ with a wire investment in the amount of $___________. This will be coming from (Financial Institution Name and Location)."

3. The ISJIT representative will repeat the information given and acknowledge the investment.

4. Instruct your local Financial Institution to wire moneys to Norwest Bank Iowa, N.A., Des Moines, ABA #073000228, credit #405200, Iowa Schools Joint Investment Trust, further credit to (School Corporation and ISJIT account number).

NOTE: TO BE CREDITED THE SAME DAY, THE PARTICIPANT MUST CALL BEFORE 10:00 A.M. AND THE LOCAL FINANCIAL INSTITUTION MUST DEPOSIT MONEY WITH THE FEDERAL RESERVE WIRE SYSTEM NO LATER THAN 11:00 A.M.

TO MAKE AN INVESTMENT BY CHECK OR BANK DRAFT:
(Interest begins usually one business day following receipt)

1. Mail or deliver checks endorsed for deposit or made payable to Norwest Bank Iowa N.A., along with investment instructions, giving the School Corporation name, ISJIT account number, and investment amount. Mail or deliver to:

       Iowa Schools Joint Investment Trust
       c/o Norwest Bank Iowa N.A.
       666  Walnut, P.O. Box 837
       Des Moines, IA  50304-0837

                                INSTRUCTIONS FOR
                               MAKING WITHDRAWALS

TO MAKE A WITHDRAWAL BY AUTOMATED CLEARINGHOUSE (ACH) CREDIT:
(Moneys transferred next business day after request)

1. Call (800)872-0140 prior to 2:00 p.m. and an ISJIT representative will answer - "Iowa Schools Cash Management."

2. Say: "This is (Your Name) with ___________ School Corporation, ISJIT account number ___________ with an ACH withdrawal request, in the amount of $___________. My local checking/savings account number is ___________."

3. The ISJIT representative will repeat the information given and acknowledge the withdrawal.

NOTE: NOTICE MUST BE RECEIVED PRIOR TO 2:00 P.M. FOR MONEYS TO BE ON DEPOSIT IN YOUR LOCAL BANK THE NEXT BUSINESS DAY.

TO MAKE A WITHDRAWAL BY WIRING MONEYS:
(Moneys transferred same day)

1. Call (800)872-0140 prior to 10:00 a.m. and an ISJIT representative will answer: - "Iowa Schools Cash Management."

2. Say: "This is (Your Name) with ___________ School Corporation, ISJIT account number ___________, with a wire withdrawal request, in the amount of $___________."

3. Provide instructions for wiring, including local financial institution, location, account number, and name and telephone number of a contact person at that financial institution.

4. The ISJIT representative will repeat the information given and acknowledge the withdrawal.

NOTE: NOTICE MUST BE RECEIVED PRIOR TO 10:00 A.M. FOR TRANSFERS TO BE MADE THE SAME DAY.

TO RECEIVE A CHECK BY MAIL:
     (This option is available but not recommended since the ISJIT account is debited same day check is written)

     Call (800)872-0140 and an ISJIT representative will assist you.

                       IOWA SCHOOLS JOINT INVESTMENT TRUST


                       STATEMENT OF ADDITIONAL INFORMATION


                               September 30, 1998

                                Table of Contents

                                                                          Page
                                                                          ----

Investment Objectives, Policies and Restrictions........................    2
Trustees and Executive Officers.........................................    5
Compensation Table......................................................    6
Investment Advisory and Other Services..................................    6
Distribution Plan.......................................................    8
Portfolio Transactions and Brokerage Allocations........................    9
Trust Units and Control.................................................   11
Net Asset Value and Public Offering Price...............................   11
Purchase and Redemption.................................................   12
Financial Statements....................................................   12
Independent Auditors....................................................   12


         This Statement of Additional Information is not a prospectus. This Statement of Additional Information relates to the Information Statement dated September 30, 1998 and should be read in conjunction therewith. A copy of the Information Statement may be obtained from the Iowa Schools Joint Investment Trust, Norwest Bank Iowa, N.A., 666 Walnut, P.O. Box 837, Des Moines, Iowa 50304-0837.

                INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

The units of beneficial interest ("Trust Units") in the Iowa Schools Joint Investment Trust ("ISJIT" or the "Trust") are offered in series. This Statement of Additional Information only relates to the two series designated Diversified Portfolio and Direct Government Obligations Portfolio (sometimes referred to herein as a "Portfolio" or, collectively, as the "Portfolios"). The investment objectives and policies of the Portfolios are set forth in the Information Statement. Certain additional investment information is set forth below.

INVESTMENT RESTRICTIONS.

The Trust Portfolios are available for investment only by Iowa school corporations pursuant to Iowa Code chapter 28E and section 12B.10 and 279.29 thereof. As a result, the Trust is only permitted to invest in securities which such school corporations are permitted to invest in under Iowa law as it presently exists or as it may be amended in the future.

In addition to the investment objectives and policies set forth in the Information Statement, each of the Portfolios is subject to certain investment restrictions, as set forth below, which may not be changed without the vote of a majority of the Participants in a Portfolio. "Majority," as used in the Information Statement and in this Statement of Additional Information, means the lesser of (a) 67 percent of the Trust's or a Portfolio's outstanding Trust Units voting at a meeting of Participants at which more than 50 percent of the outstanding Trust Units are represented in person or by proxy or (b) a majority of the Trust's or a Portfolio's outstanding Trust Units.

Unless otherwise specified below, none of the Portfolios will:

  1. Invest more than 5 percent of the value of their total assets in the securities of any one federally insured Iowa depository institution (other than securities of the U.S. government or its agencies or instrumentalities).

  2. Invest 25 percent or more of the value of their total assets in the securities of issuers conducting their principal business activities in any one industry, including financial institutions. This restriction does not apply to securities of the U.S. government or its agencies and instrumentalities and repurchase agreements relating thereto.

  3. Issue any senior securities (as defined in the Investment Company Act of 1940, as amended).

  4.   Mortgage, pledge or hypothecate their assets.

  5.   Make short sales of securities or maintain a short position.

  6.   Purchase any securities on margin.

  7.   Write, purchase or sell puts, calls or combinations thereof.

  8.   Purchase or sell real estate or real estate mortgage loans.

  9.   Purchase or sell commodity  contracts,  including futures contracts.

  10.  Borrow or make loans, provided that ISJIT may make Permitted Investments.

  11. Invest in restricted securities or invest more than 10 percent of the Portfolio's net assets in repurchase agreements with a maturity of more than seven days, and other liquid assets, such as securities with no readily available market quotation.

  12.  Underwrite the securities of other issues.

  13. Invest in any securities in contravention of the provisions of Rule 2a-7 of the Investment Company Act of 1940 as it presently exists or as it may hereafter be amended.

The Trust may invest Portfolio assets pursuant to the maximum extent possible by Iowa law governing investments by public agencies and Rule 2a-7 and any change in the restrictions of Iowa law governing investments by public agencies and Rule 2a-7 shall be deemed to be adopted by the Trust, and such change shall not require the approval of Participants.

Any investment restriction or limitation referred to above or in the Information Statement, which involves a maximum percentage of securities or assets shall not be considered to be violated unless an excess over the percentage occurs immediately after an acquisition of securities or utilization of assets and results therefrom.

OTHER POLICIES--NONFUNDAMENTAL

In addition to the above investment restrictions and those fundamental policies set forth in the Information Statement, the Board of Trustees has adopted other policies as set forth below which are nonfundamental and which can be changed without Participant approval. These investment policies are intended to comply with Iowa Code chapter 12B.

The Investment Policy of the Trust applies to all funds invested on behalf of Participants accounted for in the Trust's financial statements. Each investment made pursuant to this Investment Policy must be authorized by applicable law and this written Investment Policy.

Upon passage and upon future amendment, if any, copies of this Investment Policy shall be delivered to all of the following:

  1.   The ISJIT Board of Trustees.

  2.   All ISJIT depository institutions or fiduciaries.

  3.   The auditor engaged to audit any fund of ISJIT.

DELEGATION OF AUTHORITY

The responsibility for conducting ISJIT investment transactions resides with the ISJIT Board of Trustees. Certain responsibilities have been delegated to the Executive Committee, the Investment Advisor, the Custodian and the Administrator (the "Service Providers") pursuant to the Advisor Agreement, the Custodian Agreement and the Administrator Agreement with amendments as may be adopted from time to time and the current Information Statement (the "Documents").

Each Service Provider shall individually notify the ISJIT Board of Trustees in writing within thirty days of receipt of all communication from the auditor of any Service Provider or any regulatory authority of the existence of a material weakness in internal control structure of the Service Provider or regulatory orders or sanctions regarding the type of services being provided to ISJIT by the Service Provider.

The records of investment transactions made by or on behalf of ISJIT are public records and are the property of ISJIT whether in the custody of ISJIT or in the custody of a fiduciary or other third party.

OBJECTIVES OF INVESTMENT POLICY

The primary objectives, in order of priority, of all investment activities involving the financial assets of ISJIT shall be the following:

  1. Safety: Safety and preservation of principal in the overall portfolio is the foremost investment objective.

  2.   Liquidity:   Maintaining  the  necessary   liquidity  to  match  expected
       liabilities is the second investment objective.

  3.   Return: Obtaining a reasonable return is the third investment objective.

PRUDENCE

The Board of Trustees, when providing for the investment or deposit of public funds in the ISJIT program, shall exercise the care, skill, prudence and diligence under the circumstances then prevailing that a person acting in a like capacity and familiar with such matters would use to attain the investment objectives.

OTHER PROHIBITED INVESTMENT PRACTICES

At no time will ISJIT invest pursuant to a contract providing for the compensation of an agent or fiduciary based upon the performance of the invested assets. Furthermore, if a fiduciary or other third party with custody of public investment transaction records of ISJIT fails to produce records when requested by ISJIT or its agent within a reasonable time, ISJIT shall make no new investment with or through the fiduciary or third party and shall not renew maturing investments with or through the fiduciary or third party.

SAFEKEEPING AND CUSTODY

All invested assets of Participants in the Portfolios, or in the Fixed Term Program, shall be held in accordance with the Custodian Agreement.

All invested assets eligible for physical delivery shall be secured by having them held at a third party custodian. All purchased investments shall be held pursuant to a written third party custodial agreement requiring delivery versus payment. No assets may be delivered out of the ISJIT account without full payment (no "free deliveries" shall be permitted).

REPORTING

The Service Providers shall submit all reports required in the Documents.

                         TRUSTEES AND EXECUTIVE OFFICERS
                         -------------------------------

The operations of the Trust are governed by a Board of Trustees ("Board of Trustees") and by various officers elected from time to time. The names, addresses and principal occupations during the past five years of the trustees and executive officers of the Trust are:

                                                            Principal Occupation
  Name and Address                Age  Position with Trust    (last five years)
  ----------------                ---  -------------------    -----------------


Dean Borg                          60  Chairperson          Admin. Staff,
722 College Boulevard                  and Trustee          Univ. of Iowa
Mount Vernon, Iowa  52314                                   Hospital & Clinic
                                                            Iowa City, Iowa,
                                                            Mt. Vernon School
                                                            Board of Directors

Richard L. VandeKieft              58  Vice Chairperson     Processing Engineer,
3100 Shady Lane                        and Trustee          John Deere
Cedar Falls, Iowa  50613                                    Waterloo, Iowa,
                                                            Cedar Falls School
                                                            Board of Directors

Gary D. Bengtson                   42  Treasurer            Director of
Carroll Community School District      and Trustee          Business Affairs
2809 No. Grant Road                                         Carroll Community
Carroll, Iowa   51401                                       School District

Dr. Barbara Grohe                      Trustee              Superintendent,
509 South Dubuque Street                                    Iowa City Community
Iowa City, Iowa  52240                                      School District

Don Williams                       59  Trustee              Villisca Community
R.R. 1, Box 98A                                             Schools Board of
Villisca, Iowa  50864-9801                                  Directors

Ronald M. Rice                     56  Ex-Officio Trustee   Executive Director
Iowa Association of School Boards      and Secretary        Iowa Association of
700 Second Avenue, Suite 100                                School Boards
Des Moines, Iowa  50309-1731                                Superintendent of
                                                            Schools, Ames
                                                            Community School
                                                            District

Robert M. Huckleberry              51  Ex-Officio Trustee   Director of Finance,
Iowa Association of School Boards      and Assistant        Iowa Association of
700 Second Avenue, Suite 100           Secretary            School Boards since
Des Moines, Iowa 50309-1731                                 March 1995; Vice
                                                            President of Finance
                                                            Administration, Iowa
                                                            Beverage
                                                            Association; Office
                                                            Administrator, Smith
                                                            Law Firm.


The Board of Trustees does not include any person who is deemed to be an "interested person" as determined in Section 2(a)(19) of the Investment Company Act of 1940 ("1940 Act"). Ex-Officio Trustees have no voting power in connection with any actions that the Trustees may take on behalf of ISJIT.



                               COMPENSATION TABLE
                               ------------------

         (1)                   (2)                       (3)                        (4)                           (5)
                            Aggregate           Pension or Retirement        Estimated Annual           Total Compensation From
       Name of            Compensation           Benefits Accrue As            Benefits Upon              Registrant and Fund
Person, Position         From Registrant        Part of Fund Expenses           Retirement             Complex Paid to Director
----------------         ---------------        ---------------------           ----------             ------------------------
Dean Borg                     $  0                     $  0                       $   0                         $   0
Chairperson
and Trustee

Robert L. VandeKieft             0                        0                           0                             0
Vice Chairperson
And Trustee

Gary D. Bengsten                 0                        0                           0                             0
Treasurer &
Trustee

*Carolyn Jons                    0                        0                           0                             0
Trustee

Barbara Grohe                    0                        0                           0                             0
Trustee

Don Williams                     0                        0                           0                             0
Trustee

Ronald M. Rice                   0                        0                           0                             0
Ex-Officio Trustee
& Secretary

Robert M. Huckleberry            0                        0                           0                             0
Ex-Officio Trustee
& Assistant Secretary

*Terminated from Board of Trustees effective September 9, 1998.


                     INVESTMENT ADVISORY AND OTHER SERVICES
                     --------------------------------------

General
-------

Investors Management Group, Ltd., ("IMG"), manages the investments and business affairs of the Trust. IMG, a wholly owned subsidiary of AMCORE Financial Inc., is a federally registered Investment Advisor organized in 1982 and located at 2203 Grand Avenue, Des Moines, Iowa. Since then its principal business has been providing continuous investment management to pension and profit-sharing plans, insurance companies, public agencies, banks, endowments and charitable institutions, other mutual funds, individuals and others. As of June 30, 1998, IMG had approximately $3.9 billion in equity, fixed income and money market assets under management.

                                   The Advisor
                                   -----------

IMG acts as the investment advisor to the Trust under an Advisor Agreement ("Advisor Agreement"). The Advisor Agreement has been approved by the Board of Trustees. The Advisor Agreement was first approved by the Board of Trustees on October 22, 1987, and was last approved as amended on August 28, 1998 for a 3 year term ending September 30, 2000, subject to annual approval.

The Advisor Agreement terminates automatically in the event of its assignment. In addition, the Advisor Agreement is terminable at any time, without penalty, by the Trustees of the Trust or by vote of a majority of the Trust's outstanding voting securities or by the Advisor on not more than 60 days written notice to the Advisor. Unless sooner terminated, the Advisor Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by the Board of Trustees. All investment decisions are subject to review by the Trustees.

The Trust is managed by Kathryn D. Beyer, CFA, Managing Director. Ms. Beyer is a fixed income strategist and is a member of IMG's Investment Policy Committee. Her experience includes serving as a securities analyst and director of mortgage-backed securities for Central Life Assurance Company. She received her Master of Business Administration from Drake University and her Bachelor of Science degree in Agricultural engineering from Iowa State University.

                         The Custodian and Administrator
                         -------------------------------

Norwest Bank, Iowa, N.A., 666 Walnut, P.O. Box 837, Des Moines, Iowa 50304-0837, acts as the Trust's custodian pursuant to a Custodian Agreement, as amended and approved August 28, 1998. Pursuant to an Administrator Agreement as amended and approved August 28, 1998, Norwest Bank Iowa, has also been retained as Administrator of ISJIT. The Administrator provides daily account services to Participants; determines and allocates income of ISJIT; administers all Portfolio Unit transactions and purchases and sales associated with the Fixed Term Program; provides administrative personnel, equipment and office space to ISJIT; determines the net asset value of ISJIT on a daily basis; and performs all related administrative services for ISJIT. The ISJIT agreement with the Administrator is not assignable, is reviewed and approved annually and is cancelable on 60 days notice by either party without penalty. It will remain in effect until September 30, 2000.

Under the Advisor Agreement, Custodian Agreement and Administrator Agreement, the Trust pays the following fees, accrued daily and paid monthly on the average annual net assets of the Portfolios as indicated.

                              DIVERSIFIED PORTFOLIO

      Average Daily              Custodian     Administrator     Advisor
     Net Asset Amount               Fee            Fee             Fee
     ----------------               ---            ---             ---

  Less than $150 million           .050%          .175%           .250%
  For additional amounts
    up to $200 million             .045%          .165%           .225%
  For amounts greater than
    $200 million                   .040%          .150%           .225%

                                  DGO PORTFOLIO

      Average Daily              Custodian     Administrator     Advisor
     Net Asset Amount               Fee            Fee             Fee
     ----------------               ---            ---             ---

  Less than $150 million           .050%          .275%           .150%
  For additional amounts
    up to $200 million             .045%          .265%           .125%
  For amounts greater than
    $200 million                   .040%          .250%           .125%


For the last three fiscal years ending June 30, 1998, the Trust paid the Advisor advisory fees, allocated between the Portfolios as indicated.

                                  1998             1997             1996
                                  ----             ----             ----
  Diversified Portfolio        $ 257,795        $ 229,061        $ 221,698
  DGO Portfolio                $  44,965        $  38,239        $  49,831

The laws of certain states require that if a mutual fund's expenses (including advisory fees but excluding interest, taxes, brokerage commissions and extraordinary expenses) exceed certain percentages of average net assets, the fund must be reimbursed for such excess expenses. There are no such expense limitations applicable.

                                DISTRIBUTION PLAN
                                -----------------

Rule 12b-1(b) under the Investment Company Act of 1940 provides that any payments made by the Trust in connection with financing the distribution of Units may only be made pursuant to a written plan describing all aspects of the proposed financing of distribution, and also requires that all Agreements with any person relating to the implementation of the plan must be in writing. Because some of the payments described below to be made by the Trust are distribution expenses within the meaning of Rule 12b-1, the Trust adopted a Distribution Plan in accordance with such Rule.

Rule 12b-1(b)(1) requires that such plan be approved by a majority of a Portfolio's outstanding securities, and Rule 12b-1(b)(2) requires that such plan, together with any related agreements, be approved by a vote of the Trustees who are not interested persons of the Trust and who have no direct or indirect interest in the operation of the plan, cast in person at a meeting for the purpose of voting on such plan or agreement. Rule 12(b)-1(b)(3) requires that the plan or agreement provide, in substance:

  (a) that it shall continue in effect for a period of more than one year from the date of its execution or adoption only so long as such continuance is specifically approved at least annually in the manner described in paragraph (b)(2) of Rule 12b-1;

  (b) that any person authorized to direct the disposition of moneys paid or payable by the Trust pursuant to the plan or any related agreement shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made; and

  (c) in the case of a plan, that it may be terminated at any time by a vote of a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the plan or in any agreements related to the plan or by a vote of a majority of the outstanding voting securities of a Portfolio.

Rule 12b-1(b)(4) requires that such a plan may not be amended to increase materially the amount to be spent for distribution without Participant approval and that all material amendments to the plan must be approved in the manner described in paragraph (b)(2) of Rule 12b-1.

Rule 12b-1(c) provides that the Trust may rely upon Rule 12b-1(b) only if the selection and nomination of the Trust's disinterested Trustees are committed to the discretion of such disinterested directors. Rule 12b-1(e) provides that the Trust may implement or continue a plan pursuant to Rule 12b-1(b) only if the directors who vote to approve such implementation or continuation conclude, in the exercise of reasonable business judgement and in light of their fiduciary duties under state law, and under Sections 36(a) and (b) of the Investment Company Act of 1940, that there is a reasonable likelihood that the plan will benefit the Trust and the Participants. The Trustees have concluded that there is a reasonable likelihood that the Distribution Plan will benefit the Trust and the Participants.

Pursuant to the provisions of the Distribution Plan (and pursuant to a "Administrative and Distribution Services Agreement"), each of the Trust's Portfolios pays a fee to the Iowa Association of School Boards ("IASB") computed and paid monthly at an annual rate of up to 0.10 percent of such Portfolios' average daily net assets attributable to Participants who are members of IASB including clerical and administrative services in connection with meetings of the Board of Trustees, evaluation of performance of service providers, review of compliance with investment policies, providing the Board of Trustees various reports thereon, providing various marketing services to the Trust and maintaining Trust records. For the year ended June 30, 1998, the Trust paid $177,654 and $30,059 in distribution fees to IASB for the Diversified Portfolio and Direct Government Portfolio respectively.

                PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATIONS
                ------------------------------------------------

The Advisor is responsible for decisions to buy and sell securities for the Portfolios, the selection of broker-dealers to effect the transactions and the negotiation of brokerage commissions, if any. Usually, securities will be purchased on a principal basis directly from the issuer or from the underwriter at the initial offering and the brokerage commission will be paid, although certain portions may receive discounts or concessions out of offering proceeds. In placing orders for securities transactions, the primary criterion for the selection of a broker-dealer is the ability of the broker-dealer, in the opinion of the Advisor, to secure prompt execution of the transactions on favorable terms, including the reasonableness of the commission (if any) and considering the state of the market at the time.

When consistent with these objectives, orders may be placed with broker-dealers who furnish investment research and/or services to the Advisor. Such research or services include advice, both verbally and in writing, as to the value of securities; the advisability of investing in, purchasing or selling securities; and the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. This allows the Advisor to supplement its own investment research activities and enables the Advisor to obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Portfolios. To the extent portfolio transactions are effected with broker-dealers who furnish research services to the Advisor, the Advisor receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Trust from these transactions. The Advisor believes that most research services obtained by it generally benefit several or all of the accounts which it manages, as opposed to solely benefiting one specific managed fund or account. Normally, research services obtained through managed funds or accounts investing in fixed-income securities would be of greater benefit to the managed funds or accounts which invest in debt securities.

The Advisor has not entered into any formal or informal Agreements with any broker-dealers, nor does it maintain any "formula" which must be followed in connection with the placement of any Portfolio's transactions in exchange for research services. However, from time to time, the Advisor may elect to use certain brokers to execute transactions in order to encourage them to provide it with research services which it anticipates will be useful to it. The Advisor will authorize the Trust to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if the Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

In certain instances, there may be securities which are suitable for the Trust's Portfolios as well as for that of one or more of the advisory clients of the Advisor. Investment decisions for the Trust's Portfolios and for such advisory clients are made by the Advisor with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client of the Advisor even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients of the Advisor when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment advisor, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients of the Advisor are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed by the Advisor to be equitable to each (and may result, in the case of purchases, in allocation of that security only to some of those clients and the purchase of another security for other clients regarded by the Advisor as a satisfactory substitute). It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio involved is concerned. At the same time, however, it is believed that the ability of the Portfolio to participate in volume transactions will sometimes produce better execution prices. The Trust does not purchase any securities on an agency basis and, therefore, does not incur brokerage commissions. The Trust purchases government securities in principal transactions with unaffiliated broker-dealers. Such principal transactions include nonnegotiated markups by the broker-dealer.

                             TRUST UNITS AND CONTROL
                             -----------------------

A complete description of the rights and characteristics of the Trust's Units is included in the Information Statement.

As of August 31, 1998, the following Participants owned 5 percent or more of the value of Trust Units in the Portfolios indicated. There were no "control" persons of the Trust or the Portfolios.


                              DIVERSIFIED PORTFOLIO

         Name                                              Amount    % Ownership
         ----                                              ------    -----------

  Indian Hills Community College; Ottumwa, Iowa         $8,230,958        8.26%


                     DIRECT GOVERNMENT OBLIGATION PORTFOLIO

         Name                                              Amount    % Ownership
         ----                                              ------    -----------

  Kirkwood Community College; Cedar Rapids, Iowa        $10,077,170      34.15%
  Des Moines Area Community College; Ankeny, Iowa       $16,513,370      55.96%


                    NET ASSET VALUE AND PUBLIC OFFERING PRICE
                    -----------------------------------------

The Securities and Exchange Commission adopted Rule 2a-7 under the Investment Company Act of 1940 which permits the Trust to compute the Portfolios' net asset value per Trust Unit using the amortized cost method of valuing portfolio securities. As a condition for using the amortized cost method of valuation, the Board of Trustees must establish procedures to stabilize the Trust's net asset value at $1.00 per Trust Unit. These procedures include a review by the Trustees as to the extent of any deviation of net asset value based on available market quotations from the $1.00 amortized cost value per Trust Unit. If such deviation exceeds $.005, the Trustee will consider what action, if any, should be initiated to reasonably eliminate or reduce material dilution or other unfair results to shareholders. Such action may include redemption of shares in kind, selling portfolio securities prior to maturity, withholding dividends or utilizing a net asset value per share as determined by using available market quotations. In addition, each Portfolio must maintain a dollar-weighted average portfolio maturity appropriate to its investment objective, but in any event, not longer than 90 days, must limit portfolio investments to those instruments which the Trustees determine present minimum credit risks, and must observe certain other reporting and recordkeeping procedures.

Under the amortized cost method of valuation, a security is initially valued at cost on the date of purchase and, thereafter, any discount or premium is amortized on a straight-line basis to maturity, regardless of the effect of fluctuating interest rates on the market value of the security. Accordingly,

U.S. government obligations held by the Trust will be valued at their amortized cost, which normally will be their face amount. Other assets and securities are valued at a fair value determined, in good faith, by the Trustees.

The amortized cost method of valuation may result in some dilution of a shareholder's interest in the Portfolio insofar as general market increases and decreases of interest rates usually have an inverse effect on the value of debt instruments. However, the significance of the effect of such general market increases and decreases in interest rates directly corresponds to the maturity of the debt instruments; that is, the change in the market value of the underlying debt instruments and the corresponding change in the premium or discount of such instruments is greater when maturities are larger and less when maturities are shorter.

The net asset value of each Portfolio's Units is determined on each day on which the New York Stock Exchange is open, provided that the net asset value need not be determined on days when no Portfolio shares are tendered for redemption and no order for Portfolio shares is received. The New York Stock Exchange is not open for business on the following holidays (or on the nearest Monday or Friday if the holiday falls on a weekend): New Year's Day, Presidents' Day, Martin Luther King Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving and Christmas.

                             PURCHASE AND REDEMPTION
                             -----------------------

Participation in the Trust is only available to Iowa schools pursuant to the provisions of Iowa Code Chapter 28E and Section 12B.10 and 279.29 and to those schools whose boards of directors are members of the Iowa Association of School Boards, Inc. The description of how to become a Participant, including application forms and model resolutions, is included in the Information Statement.

Redemption of Trust Units, or payment, may be suspended at times (a) when the New York Stock Exchange is closed for other than customary weekend or holiday closings, (b) when trading on the exchange is restricted, (c) when an emergency exists, as a result of which disposal by the Portfolios of securities owned by them is not reasonably practicable, or it is not reasonably practicable for the Portfolios fairly to determine the value of their net assets, or (d) during any other period when the Securities and Exchange Commission, by order, so permits, provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.

                              FINANCIAL STATEMENTS
                              --------------------

The Trust hereby incorporates by reference the information under the caption "Independent Auditors' Report," "Statements of Net Assets, June 30, 1998," "Statements of Operations, for the Year Ended June 30, 1998," "Statements of Changes in Net Assets for the Years ended June 30, 1998 and 1997" and the Financial Highlights for each of the ten annual periods ended June 30, 1998, which are attached hereto and incorporated by reference herein.

                              INDEPENDENT AUDITORS
                              --------------------

On August 28, 1998, the Board of Trustees unanimously approved the appointment of KPMG Peat Marwick LLP, 2500 Ruan Center, Des Moines, Iowa 50309 as the Trust's independent auditors.

                                   SIGNATURES


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized pursuant to a resolution unanimously adopted by the Board of Trustees on August 28, 1998, in the city of Des Moines, state of Iowa.

                                   IOWA SCHOOLS JOINT INVESTMENT TRUST

                                   By: /s/ Dean Borg
                                       Dean Borg, Chairperson

                                     PART C

                               OTHER INFORMATION

Item 24. FINANCIAL STATEMENTS AND EXHIBITS
         (A)      FINANCIAL STATEMENTS
                  (1)      Included in Part A:
                           Not Applicable

                  (2)      Included in Part B:
                           Annual Financial Report for the Year Ended
                           June 30, 1998

                  (3)      Included in Part C:
                           Consent of KPMG Peat Marwick LLP

         (B)      EXHIBITS

                 Exhibit Number         Description
                 --------------         -----------

                 *1. Amended Joint Powers Agreement and Declaration of Trust; incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                 *2. Bylaws, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                 *5. Advisor Agreement, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                 *8. Custodian Agreement, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                 *9.(a) Administrative and Distribution Agreement, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                 *9.(b) Administrator Agreement, incorporated by reference to the Trust's Registration Statement, filed
                           May 6, 1993

                 *15. Rule 12b-1 Plan, incorporated by reference to the Trust's Registration Statement, filed May 6, 1993

                  16.      Computation of Yield Quotation

                  17.      Financial Data Schedule



Item 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         Not Applicable

*All previously filed as indicated.

Item 26. NUMBER OF HOLDERS OF SECURITIES

         Title of Class                            Number of Record Holders
         --------------                            ------------------------
         Diversified Portfolio Units               323 as of August 31, 1998

         Diversified Government Obligation Units   14 as of August 31, 1998

Item 27. INDEMNIFICATION

                  Pursuant to Section 2.19 of the amended Joint Powers Agreement and Declaration of Trust ("Declaration") attached hereto as Exhibit 1, the trustees are empowered to indemnify or enter into agreements with respect to indemnification with respect to any person with whom the Trust has dealings, to the extent permitted by applicable law or the Investment Company Act of 1940 ("1940 Act"). Section 17(h) of the 1940 Act prohibits indemnification of any person, unless the loss results from willful misfeasance, bad faith, gross negligence or from reckless disregard of duties. Furthermore, pursuant to
Article V of the Declaration and Article VII of the Bylaws (included herewith as Exhibit 2), the Trust is empowered to indemnify persons in certain circumstances where they are not involved in intentional misconduct, knowing violation of law or where they have not derived improper personal benefit or with respect to criminal actions had no reasonable cause to believe that their actions are unlawful. For a complete description of such indemnifications and limitations of liability, see the appropriate provisions of the Declaration and the Bylaws.

                  Pursuant to the general authority of Section 2.19 of the Declaration, the Trust has entered into agreements with the Advisor and Custodian which specifically reference Section 5 of the Declaration and furthermore, with respect to the Custodian, limit the liability of the Custodian to the extent that the Custodian acts in good faith in the exercise of reasonable care. See Article IV of the Administrator-Advisor Agreement included herewith as Exhibit 5; Article VIII of the Custodian Agreement included herewith as Exhibit 8; and Article IV of the Bank Trust Services Agreement included herewith as Exhibit 9(a).

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by the Registrant is against public policy as expressed in the Act and, therefore, may be unenforceable. In the event that a claim for such indemnification (except insofar as it provides for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person and the Securities and Exchange Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

                  Not Applicable

Item 29. PRINCIPAL UNDERWRITERS

         (A)      Not Applicable

         (B)      Not Applicable

         (C)      Not Applicable

Item 30. LOCATION OF ACCOUNTS AND RECORDS

                  All required accounts, books and records are maintained by Investors Management Group, 2203 Grand Avenue, Des Moines, Iowa 50312-5338

Item 31. MANAGEMENT SERVICES

                  Not Applicable

Item 32. UNDERTAKINGS

                  Not Applicable

                        CONSENT OF INDEPENDENT AUDITORS

To the Unitholders and Board of Trustees
Iowa Schools Joint Investment Trust:

We consent to the use of our report included herein by reference and to the reference to our Firm under the headings "REPORTS TO PARTICIPANTS" and "LEGAL COUNSEL AND INDEPENDENT AUDITORS" in the Information Statement and "INDEPENDENT AUDITORS" in the Statement of Additional Information.





KPMG Peat Marwick LLP
Des Moines, Iowa
September 29, 1998